Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Gawk Incorporated (the "Company") on Form 10-Q for the period ended April 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Kettle, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 14, 2016	Gawk Incorporated By: /s/ Scott Kettle
Scott Kettle
Chief Executive Officer (Principal Executive Officer)

In connection with the Quarterly Report of Gawk Incorporated (the "Company") on Form 10-Q for the period ended April 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris Hall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 14, 2016	Gawk Incorporated By: /s/ Chris Hall
Chris Hall
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)